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                                                                     EXHIBIT 11




                         TECHNOLOGY SOLUTIONS COMPANY

                           STATEMENT RE COMPUTATION
                             OF PER SHARE EARNINGS
                   (In thousands, except earnings per share)


                                                                 For the                          For the
                                                              Three Months Ended            Nine Months Ended
                                                              February 28,   (A)             February 28,   (A)
                                                           -----------------------      -----------------------
                                                             1998           1997           1998           1997
                                                            ------         ------         ------         ------

                                                                 (unaudited)                    (unaudited)
Net income                                                 $5,392         $3,993        $14,663         $9,864
                                                           ------        -------        --------        -------
                                                           ------        -------        --------        -------
Shares:

 Weighted average shares outstanding                       26,161         23,733         25,723         23,211
 Common stock equivalents                                   2,482          3,108          2,660          3,156
                                                           ------        -------        --------        -------
 Total                                                     28,643         26,841         28,383         26,367
                                                           ------        -------        --------        -------
                                                           ------        -------        --------        -------

Earnings per common share                                 $  0.21        $  0.17        $  0.57        $  0.42
                                                           ------        -------        --------        -------
                                                           ------        -------        --------        -------

Earnings per common share assuming dilution               $  0.19        $  0.15        $  0.52        $  0.37
                                                           ------        -------        --------        -------
                                                           ------        -------        --------        -------

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(A) Share data and per share data have been restated to reflect the three-for-two stock splits that were effective on August 1, 1997 and July 30, 1996, respectively.




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